EXHIBIT 16.1

                            SEWELL AND COMPANY, P.A.
                          Certified Public Accountants
                            7705 Davie Road Extension
                            Hollywood, Florida 33024
                                 (954) 432-3100
                               Dade (305) 620-0616
                               Fax (954) 436-6898



March 6, 2003

Office of the Chief Accountant
Securities and Exchange Commission
SECPS Letter File
Mail Stop 1103
450 Fifth Street, N.W.
Washington D.C.  20549

                           RE:      HBOA HOLDINGS, INC.
                                    -------------------

We were previously the principal accountant for HBOA Holdings, Inc. and under the date of February 15, 2002, we reported on the financial statements of HBOA Holdings, Inc. as of December 31, 2001. On March 4, 2003, we resigned the principal accountant for HBOA Holdings, Inc. We have read HBOA's statements included under Item 4 of its Form 8-K dated March 4, 2003, and we agree with such statements.

                                     Very truly yours,

                                     /s/ Thomas Sewell, CPA.
                                     SEWELL & COMPANY, P.A.
                                     Certified Public Accountants